BERMAN, SOSMAN & ROSENZWEIG CPAs PLLC

ALL CORRESPONDENCE TO:

30 Jericho Executive Plaza

Suite 200C

Jericho, New York 11753

Tel (516) 826-7600

Fax (516) 826-4343

www.cpataxsavers.com

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor's Report dated January 13, 2022 relating to the balance sheet of Oasis Real Estate Investments 1, LLC as of January 10, 2022.